Exhibit 4.8

                               E-CRUITER.COM INC.


                   2001 AMENDED AND RESTATED STOCK OPTION PLAN

1.         PURPOSE OF THE PLAN
           The purpose of the E-Cruiter.com Inc 2001 Amended and Restated Stock Option Plan is to develop the interest of and provide an incentive to eligible employees and directors of E-Cruiter.com Inc (the "Corporation") in the Corporation's growth and development by granting to eligible employees and directors from time to time options to purchase Common Shares of the Corporation, thereby advancing the interests of the Corporation and its shareholders.


2.         DEFINITIONS
           In this Plan:

          a) "Affiliate" means, other than the Corporation, (i) any corporation or limited liability company in an unbroken chain of corporations or limited liability companies ending with the Corporation if each corporation or limited liability company owns stock or membership interests (as applicable) possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations or limited liability companies in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is more than fifty percent (50%) controlled (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Corporation or one of its Affiliates; or (iii) any other entity, approved by the Board as an Affiliate under the Plan, in which the Corporation or any of its Affiliates has a material equity interest;

          b) "Audit Committee" means the Audit Committee of the Corporation's Board of Directors, as constituted from time to time, and which shall at all times be composed of not less than 2 members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16(b)-3(b)(3) (or any successor rule) promulgated under the United States Securities Act of 1934, as amended and (ii) "Outside Directors" within the meaning of Treasury Regulation section 1.162-27(e)(3) under Section 162(m) of the Code;

          c) "Board of Directors" means the Board of Directors of the Corporation as constituted from time to time;

          d) "Code" means the United States Internal Revenue Code of 1986, as amended;

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          e)   "Common Shares" means the common shares of the Corporation issued and outstanding from time to time;

          f) "Consultant" means a person, other than an employee, executive officer or director of the Corporation, who performs or has performed services for the Corporation or an Affiliate under a written contract and who spends, has spent or will spend a significant amount of time and attention on the affairs and business of the Corporation or such Affiliate, and "Consultants" means more than one Consultant;

          g) "Corporations Act" means the Canada Business Corporations Act, as amended, and the regulations promulgated thereunder;

          h) "Date of Grant" means, for any Option, the date specified by the Audit Committee, or its designate, at the time it grants the Option; provided that (a) such date shall not be prior to the date the Audit Committee effects the Plan with approval of a majority of the Corporation's shareholders, and (b) the Option is granted within five (5) years from the date the Plan is approved by the shareholders;

          i) "Disability" means permanent and total disability as determined under procedures established by the Audit Committee for the purposes of the Plan;

          j) "Exercise Date" means the date the Corporation receives from a Participant a completed notice of exercise form with full payment for the Option Shares being purchased;

          k) "Exercise Period" means, with respect to any Option Shares, the period during which a Participant may purchase such Option Shares;

          l) "Exercise Price" shall mean the price per Common Share as determined herein from time to time;

          m) "Incentive Stock Option" means an Option granted under this Plan to a United States resident, designated as such by the Audit Committee, and constitutes an "Incentive Stock Option" within the meaning of section 422 of the Code.

          n) "Non-Qualified Stock Option" means an option granted under this Plan to a United States resident, designated as such by the Audit Committee and does not constitute an Incentive Stock Option within the meaning of section 422 of the Code;

          o) "Option" means a non-transferable option to purchase Common Shares granted pursuant to the Plan;


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          p)   "Optionee" means a Participant who has been granted one or more
               Options;

          q) "Option Shares" means Common Shares which are subject to purchase upon the exercise of outstanding Options;

          r) "Participant" means a current or former full-time employee, Consultant or director of the Corporation or an Affiliate;

          s) "Plan" means the E-Cruiter.com Inc. 2001 Amended and Restated Stock Option Plan as set out herein and approved by majority of shareholders of the Corporation;

          t) "Plan Shares" means the 2,500,000 Common Shares reserved from time to time for issuance pursuant to the exercise of Options. The Plan Shares may be granted as Incentive Stock Options, Non-Qualified Options, or have no designation;

          u) "Retirement" means retirement from active employment with the Corporation at or after age 65, or with the consent for purposes of the Plan of such officer of the Corporation as may be designated by the Audit Committee, at or after such earlier age and upon the completion of such years of service as the Committee may specify;

          v)   "Third Party Offer" means the happening of any of the following:

                    a) When a third party, acting at arm's length, as defined in the Income Tax Act (Canada), as amended, makes an offer to acquire the "beneficial ownership", as defined in the Corporations Act, directly or indirectly, of securities of the Corporation representing 50.1 percent or more of the combined voting power of the Corporation's then outstanding securities; or

                    b) When a third party, acting at arm's length, as defined in the Income Tax Act (Canada), as amended, makes an offer to acquire the Corporation through the purchase of all of its assets, by amalgamation or otherwise.


3.         OPERATION OF THE PLAN

           The Plan has been designed for both Canadian and United States employees. For United States employees, the Option shall be designated, at the Date of Grant, as an Incentive Stock Option or a Non-Qualified Stock Option. For Canadian employees, no such designation shall be made.


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4.         CURRENCY

           All dollar amounts referred to in this Plan are in Canadian or United States funds as specified.


5.         EXTENDED MEANINGS

           In this Plan, words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.















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6.         HEADINGS

           Article headings are not to be considered part of the Plan and are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof.


7.         ELIGIBILITY

           All Participants shall be eligible to participate in the Plan. Eligibility to participate shall not confer upon any Participant any right to be granted Options pursuant to the Plan. The extent to which any Participant shall be entitled to Options granted pursuant to the Plan shall be determined in the sole and absolute discretion of the Audit Committee.


8.         NUMBER OF OPTION SHARES AVAILABLE FOR GRANTS

           No Option may be granted by the Audit Committee which would have the effect of causing the total number of all Option Shares subject to purchase under outstanding Options to exceed the number of Plan Shares.

           Upon the expiration, surrender, cancellation or termination, in whole or in part, of an unexercised Option, the Option Shares subject to such Option shall be available for other Options to be granted from time to time.


9.         GRANTING OF OPTIONS

           The Audit Committee may from time to time grant Options to Participants to purchase a specified number of Option Shares at a specified exercise price per share. The number of Option Shares to be granted, the exercise period, the exercise price, the Date of Grant, and such other terms and conditions of the Option shall be as determined by the Audit Committee.

           Options granted to a 10% shareholder which are designated as Incentive Stock Options shall have an exercise price equal to at least 110% of the fair market value of the Common Shares on the date the Options are granted.


10.        EXERCISE PRICE

           The Exercise Price per Common Share purchasable under an Option shall be determined by the Audit Committee but in any event shall not be lower than the fair market value of a Common Share on the Date of Grant. Fair market value shall be determined in good faith using common practices for such determination without regard to any restriction on the Common Shares.


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11.        EXERCISE PERIOD

           Unless otherwise specified by the Audit Committee at the time of granting an Option, and except as otherwise provided in the Plan, each Option shall be exercisable in the following installments:

           Percentage of Total Number of
           Option Shares Which May be
           Purchased                            Exercise Period
           -----------------------------        ---------------

           33 1/3% After the first anniversary of the Date of Grant and up to immediately before the fifth anniversary of the Date of Grant

           33 1/3% After the second anniversary of the Date of Grant and up to immediately before the fifth anniversary of the Date of Grant

           33 1/3% After the third anniversary of the Date of Grant and up to immediately before the fifth anniversary of the Date of Grant

           Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Audit Committee. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of Common Shares with respect to which it is then exercisable. The Audit Committee shall have the right to accelerate the date which any installment of any Option is exercisable.

12.        TERM OF OPTIONS

           Subject to accelerated termination as provided for in the Plan, each Option shall, unless otherwise specified by the Audit Committee, expire on the fifth anniversary of the Date of Grant.


13.        EXERCISE OF OPTIONS

           An Optionee may at any time within the Exercise Period elect to purchase all or a portion of the Option Shares which such Optionee is then entitled to purchase by delivering to the Corporation a completed Notice of Exercise, specifying the Date of Grant of the Option being exercised, the exercise price of the Option and the number of Option Shares the Optionee desires to purchase. The Notice of Exercise shall be accompanied by payment in full of the purchase price for such Option Shares. Payment can be made by cash, certified


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           cheque, bank draft, money order or the equivalent payable to the order of the Corporation or by such other means as may be specified by the Audit Committee.


14.        WITHHOLDING OF TAX

           If the Corporation determines that under the requirements of applicable taxation laws it is obliged to withhold for remittance to a taxing authority any amount upon exercise of an Option, the Corporation may, prior to and as a condition of issuing the Option Shares, require the Optionee exercising the Option to pay to the Corporation, in addition to and in the same manner as the purchase price for the Option Shares, such amount as the Corporation is obliged to remit to such taxing authority in respect of the exercise of the Option. Any such additional payment shall, in any event, be due no later than the date as of which any amount with respect to the Option exercised first becomes includable in the gross income of the Optionee for tax purposes.


15.        LIMITATION ON DISPOSITION OF INCENTIVE STOCK OPTION SHARES

           It is understood and intended that options granted under this plan may qualify as an "incentive stock option" as defined in Section 422 of the Code. Accordingly, the employee understands that in order to obtain the benefits of an incentive stock option under section 421 of the Code, no sale or disposition may be made of any shares acquired upon exercise of the option within the one year period beginning on the day after the day of the transfer of such shares to him, nor within the two year period beginning on the day after the date an employee is granted Options pursuant to this agreement. If the employee intends to dispose or does dispose (whether by sale, exchange, gift, transfer or otherwise) of any such shares within said periods, he or she will notify the Corporation in writing within ten days after such disposition.

16.        SHARE CERTIFICATES

           Upon exercise of an Option and payment in full of the purchase price and any applicable tax withholdings, the Corporation shall cause to be issued and delivered to the Optionee within a reasonable period of time a certificate or certificates in the name of or as directed by the Optionee representing the number of Common Shares the Optionee has purchased.

17.        TERMINATION OF EMPLOYMENT

           Unless otherwise determined by the Audit Committee, if an Optionee's employment or services terminate for any reason other than death, Disability or Retirement, any Option held by such Optionee shall thereupon terminate, except that each such Option, to the extent then exercisable, may be exercised for the lessor of 60 days or the balance of such Option's term.


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           Options shall not be affected by any change of employment within or among the Corporation or Affiliate, or unless otherwise determined by the Audit Committee, so long as the Participant continues to be an employee of the Corporation or an Affiliate.


18.        TERMINATION BY REASON OF DEATH, DISABILITY OR RETIREMENT

           If an Optionee's employment or services terminate by reason of death, Disability or Retirement, any Option held by such Optionee may thereafter be exercised, to the extent then exercisable or to such other extent as the Audit Committee may determine, for a period of 180 days (or such other period as the Audit Committee may specify) from the date of such death, Disability or Retirement or until the expiration of the stated term of such Option, whichever period is the shorter.


19.        TRANSFER

           Options granted under the Plan are not assignable or transferable by the Optionee or subject to any other alienation, sale, pledge or encumbrance by such Optionee except by will or by the laws of descent and distribution. During the Optionee's lifetime Options shall be exercisable only by the Optionee. The obligations of each Optionee shall be binding on his/her heirs, executors and administrators.

20.        NO RIGHT TO EMPLOYMENT

           The granting of an Option to a Participant under the Plan does not confer upon the Participant any right to expectation of employment by, or to continue in the employment of, the Corporation, or to be retained as a Consultant by the Corporation.

21.        RIGHTS AS SHAREHOLDERS

           The Optionee shall not have any rights as a shareholder with respect to Option Shares until full payment has been made to the Corporation and a share certificate or share certificates have been duly issued.

22.        ADMINISTRATION OF THE PLAN

           The Plan shall be administered by the Audit Committee which shall have the authority to:

          a) determine the individuals and entities (from among the class of individuals and entities eligible to receive Options) to whom Options may be granted;

          b) determine the number of Option Shares to be subject to each Option;


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          c)   determine the terms and conditions of any grant of Option, including but not limited to:

                    o    the time or times at which Options may be granted;

                    o the exercise price at which Option Shares subject to each Option may be purchased;

                    o the time or times when each Option shall be come exercisable and the duration of the Exercise Period but, in any case shall not exceed five years from the Date of Grant;

                    o whether restrictions or limitations are to be imposed on Option Shares, and the nature of such restrictions or limitations, if any; and

                    o any acceleration of exercisability or waiver of termination regarding any Option, based on such factors as the Audit Committee may determine; and

          d) interpret the Plan and prescribe and rescind rules and regulations relating to the Plan.

           The interpretation and construction by the Audit Committee of any provisions of the Plan or of any Option granted under it shall be final and binding on all persons. Nothing in the Plan shall be interpreted, amended or altered in such a manner as to disqualify the Plan under section 422 of the Code. No members of the Audit Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. The day-to-day administration of the Plan may be delegated to such officers and employees of the Corporation or any Affiliate as the Audit Committee shall determine.

23.        RECAPITALIZATION AND REORGANIZATION

           The number of Option Shares subject to each outstanding Option and the purchase price for such Option Shares shall be appropriately adjusted for any subdivision, redivision, consolidation or any similar change affecting the Common Shares.

24.        CONDITIONS

           The Plan and each Option shall be subject to the requirement that, if at any time the Audit Committee determines that the listing, registration or qualification of the Common Shares subject to such Option upon any securities exchange or under any provincial, state or federal law, or the consent or approval of any governmental body, securities exchange, or the holders of the Common Shares generally, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of Common Shares


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           thereunder, no such Option may be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Audit Committee.















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25.        NOTICES

           All written notices to be given by the Optionee to the Corporation shall be delivered personally or by registered mail, postage prepaid, addressed as follows:

                            E-CRUITER.COM INC
                            495 MARCH ROAD, SUITE 300
                            KANATA, ON  K2K 3G1
                            ATTENTION: PRESIDENT

           Any notice given by the Optionee pursuant to the terms of an Option shall not be effective until actually received by the Corporation at the above address.


26.        CORPORATE ACTION

           Nothing contained in the Plan or in an Option shall be construed so as to prevent the Corporation from taking corporate action which is deemed by the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option.


27.        AMENDMENTS

           The Audit Committee, with approval of a majority of shareholders, shall have the right, in its sole discretion, to alter, amend, modify or terminate the Plan or any Option granted under the Plan at any time without notice. The Plan shall not, however, be altered, amended or modified more often than once every six months other than to comport with changes to applicable tax and employee benefit laws and the respective rules and regulations thereunder. No such amendment, however, may, without the consent of the Optionee, alter or impair any rights or increase any obligations with respect to an Option previously granted under the Plan.


28.        THIRD PARTY OFFER

           In the event of a Third Party Offer, which is accepted by a majority of the shareholders of the Corporation, unless otherwise determined by the Board of Directors prior to the occurrence of such Third Party Offer, any options, outstanding as of the date of the Third Party Offer and then not exercisable fix; shall become fully exercisable at the Exercise Price, provided that Optionees are not required to exercise the options if the Third Party Offer per Common Share is less than the Exercise Price.


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29.        TERMINATION OF PLAN

           Except as otherwise provided herein, Options may be granted only within the five year period from the date the Plan has been approved by a majority of common shareholders. The termination of the Plan shall have no effect on outstanding Options, which shall continue in effects in accordance with their terms and conditions and the terms and conditions of the Plan, provided that no Option may be exercised after the fifth anniversary of its Date of Grant.


30.        FURTHER ASSURANCES

           Each Participant shall, when requested to do so by the Corporation, sign and deliver all such documents relating to the granting or exercise of Options deemed necessary or desirable by the Corporation.

31.        GOVERNING LAW

           The Plan is established under the laws of the Province of Ontario, and the rights of all parties and the construction and effect of each provision of the Plan shall be according to the laws of the Province of Ontario.


       DATED this 26th day of July, 2001.



       E-CRUITER.COM INC

       /s/ Michael Mullarkey
       ------------------------------------
       Michael Mullarkey, President



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